UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2015
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of W. Lance Anderson

The Board of Directors (the “Board”) of Novation Companies, Inc. (the “Company”) announced that W. Lance Anderson tendered his resignation as Chief Executive Officer of the Company, effective August 14, 2015. At the same time, Mr. Anderson tendered his resignation as Chief Executive Officer of Corvisa LLC, the Company’s wholly-owned subsidiary (“Corvisa”).

Appointment of New Executives

The Company has appointed Rodney Schwatken, the Company’s Senior Vice President and Chief Financial Officer, to serve as Chief Executive Officer of the Company and Matthew Lautz, the Company’s Senior Vice President and Chief Information Officer, to serve as Chief Executive Officer of Corvisa.

Both Mr. Schwatken and Mr. Lautz will continue as Chief Financial Officer and Chief Information Officer of the Company, respectively.

Rodney Schwatken, 51, has served as Senior Vice President and Chief Financial Officer of the Company since Jan. 3, 2008, and has been with the Company since 1997. Prior to 2008, Mr. Schwatken held various titles including Vice President-Strategic Initiatives and Vice President and Controller (Chief Accounting Officer). From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union. From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

The Compensation Committee of the Board (the “Committee”) is considering Mr. Schwatken’s compensation package as Chief Executive Officer. Once details of his compensation package are determined, including any amendments to his existing employment agreement with the Company, if at all, the Company will file an amendment to this Form 8-K to provide such information.

There are no arrangements or understandings between Mr. Schwatken and any other person pursuant to which he was selected as an executive officer, nor are there any transactions in which Mr. Schwatken has an interest that would be reportable under Item 404(a) of Regulation S-K. Mr. Schwatken is not related to by blood or by marriage to any of our current directors or officers.

Matthew Lautz, 33, has served as Senior Vice President and Chief Information Officer of the Company since March 1, 2012. Mr. Lautz also served as the Chief Technology Officer of StreetLinks from November 2010 until the sale of StreetLinks in 2014. In his role as Chief Information Officer, Mr. Lautz is responsible for corporate technology initiatives, including overseeing software development for multiple product lines and management of technology infrastructures. From October 2009 to November 2010, Mr. Lautz was President of Corvisa, LLC, a majority-owned subsidiary of StreetLinks. Previously, Mr. Lautz held the title of Chief Executive Officer at Brevient Communications, a VOIP and software development firm in Milwaukee, Wisconsin.

The Committee is considering Mr. Lautz’s compensation package as Chief Executive Officer of Corvisa. Once details of his compensation package are determined, including any amendments to his existing employment agreement with the Company, if at all, the Company will file an amendment to this Form 8-K to provide such information.

There are no arrangements or understandings between Mr. Lautz and any other person pursuant to which he was selected as an executive officer, nor are there any transactions in which Mr. Lautz has an interest that would be reportable under Item 404(a) of Regulation S-K. Mr. Lautz is not related to by blood or by marriage to any of our current directors or officers.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: August 17, 2015	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer